UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2005

MOSSIMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14208	33-0684524
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

2016 Broadway, Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 460-0040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

Mossimo, Inc. (NASDAQ: MOSS) announced that founder, Chairman of the Board and Co-Chief Executive Officer Mossimo Giannulli  advised the Special Committee of independent directors previously formed to evaluate Mr. Giannulli’s offer that he is withdrawing his proposal to acquire all the shares of the Company not owned by him at $4.00 per share.  Giannulli indicated that while he remains interested in acquiring the Company’s publicly held shares, he does not intend to increase his offer price to the Company’s current stock trading levels.

ITEM 9.01                                       -                                            Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release dated August 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSSIMO, INC.

DATED: August 16, 2005

	By:	/s/ Vicken J. Festekjian
Vicken J. Festekjian
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated August 16, 2005